Exhibit 10.3

[EXECUTION VERSION]

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this January 17, 2023, by and among EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US, a Delaware limited liability company (“Subordinated Creditor”), VOLTA CHARGING, LLC, a Delaware limited liability company (“Volta Charging”), VOLTA INC., a Delaware corporation (“Parent”), VOLTA MEDIA LLC, a Delaware limited liability company (“Volta Media”), and VOLTA CHARGING SERVICES LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging, Parent and Volta Media, “Company”), and EICF AGENT LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Loan Agreement described below.

R E C I T A L S

A. The Company, Agent and Senior Lenders (as hereinafter defined) have entered into a Term Loan, Guarantee and Security Agreement dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the “Collateral”).

B. The Company and Subordinated Creditor are entering into a Term Loan, Guarantee and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time and, to the extent applicable, as refinanced in connection with a New Buyer Event, the “Subordinated Loan Agreement”), pursuant to which, among other things, Subordinated Creditor agrees, subject to the terms and conditions set forth in the Subordinated Loan Agreement, to make certain loans and financial accommodations to the Company. All of the Company’s obligations under the Subordinated Loan Agreement and the other Subordinated Loan Documents (as hereinafter defined) are secured by liens on and security interests in the Collateral.

C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to permit the Company to enter into the Subordinated Loan Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Loan Documents and the Subordinated Loan Documents.

NOW, THEREFORE, in order to induce Agent and Senior Lenders to permit the Company to enter the Subordinated Loan Documents, and to continue to extend financial accommodations under and consummate the other transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Adoption Agreement” shall have the meaning assigned to that term in Section 2.8(a).

“Agent” shall mean EICF Agent LLC, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Loan Documents and this Agreement.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Capped Obligations” means, with respect to Senior Debt or Subordinated Debt, obligations in respect of principal of loans and interest, premium, if any, and fees (but not including out-of-pocket fees and disbursements) accruing or payable in respect thereof or in respect of commitments therefor.

“Distribution” means, with respect to any Senior Debt or Subordinated Debt, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Senior Debt or Subordinated Debt, (b) any redemption, purchase or other acquisition of such Senior Debt or Subordinated Debt by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such Senior Debt or Subordinated Debt in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt or the Senior Debt (as the case may be) , by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or the Senior Debt (as the case may be) or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or the Senior Loan Documents (as the case may be) or applicable law with respect to the Subordinated Debt or the Senior Debt (as the case may be), (c) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document or the Senior Loan Documents (as the case may be), (d) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor including the Collateral or (f) the solicitation of bids from third parties to conduct in good faith the liquidation of all or a material portion of the Collateral within a commercially reasonable time or the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, and promoting the Collateral to conduct in good faith the sale of all or a material portion of the Collateral within a commercially reasonable time.

“Excess Senior Debt” means any Senior Debt that are included in the Capped Obligations and that are in excess of the Senior Cap.

“New Buyer Event” means that any person (such person, a “New Buyer”) not a party to the Merger Agreement (as defined in the Subordinated Loan Agreement) or affiliated with Shell USA, Inc. has made a Superior Proposal (as defined in the Merger Agreement) that has been accepted by Volta Inc., a Delaware corporation, in accordance with Section 9.1(d) of the Merger Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Permitted Payments” means (i) payments of interest in kind on the Subordinated Debt made as compounded interest, added to the aggregate principal amount of the Subordinated Debt, (ii) other payments in respect of Subordinated Debt that are not Capped Obligations in an amount not in excess of $25,000 per each Fiscal Quarter of the Borrower, and (iii) indefeasible payment in full in cash of all Subordinated Debt held by Equilon Enterprises LLC d/b/a Shell Oil Products US on or after the occurrence of a New Buyer Event in connection with a Transfer or refinancing thereof as contemplated by, and in accordance with the terms of, Section 2.8.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Cap” means the sum of:

(a) the difference of (1) the amount of unpaid principal of the loans outstanding under the Senior Loan Documents (“Senior Principal Obligations”) not to exceed in the aggregate $17,923,423.42, minus (2) the aggregate amount of all repayments of term indebtedness (Senior Principal Obligations in excess of the Senior Cap being the “Excess Senior Principal Obligations“), plus

(b) accrued but unpaid interest, commitment, facility, utilization, and other analogous fees and, if applicable, prepayment premiums on the Senior Principal Obligations referred to in clause (a) (at rates not in excess of three percent (3%) above the rates provided for under the Senior Loan Agreement as in effect on the date hereof), plus

(c) all fees, expenses, premium (if any), reimbursement obligations, and other amounts of a type not referred to in clause (a) or (b) payable in respect of the amounts referred to in clauses (a) and (b), in each case payable pursuant to the Senior Loan Documents; provided that the Senior Cap shall not apply to any Senior Debt other than Capped Obligations.

For purposes of this definition, all payments of Senior Principal Obligations will be deemed to be applied first to reduce the Senior Principal Obligations referred to in clause (a)(1) and thereafter to reduce any Excess Senior Principal Obligations.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Agent or any Senior Lender under the Senior Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Loan Document is outstanding.

“Senior Default” shall mean any “Event of Default” under the Senior Loan Documents.

“Senior Default Notice” shall mean a written notice from Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and which notice expressly states that it is a “Senior Default Notice” hereunder.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Senior Loan Documents” shall mean the Senior Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Creditor” shall have the meaning assigned to such term in the recitals, and shall include, for the avoidance of doubt, any New Buyer or an affiliate thereof that is a holder of Subordinated Debt that becomes a party hereto in connection with a New Buyer Event pursuant to an Adoption Agreement (thereby replacing the pre-existing Subordinated Creditor hereunder for all purposes of this Agreement).

“Subordinated Debt” shall mean all of the obligations of the Company to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Subordinated Debt shall be considered to be outstanding whenever any loan commitment under the Subordinated Loan Document is outstanding.

“Subordinated Cap” means the sum of:

(a) the difference of (1) the amount of unpaid principal of the loans outstanding under the Subordinated Loan Documents (“Subordinated Principal Obligations”) not to exceed in the aggregate $35,000,000 minus (2) the aggregate amount of all repayments of Subordinated Principal Obligations (other than repayments of Subordinated Principal Obligations made in connection with a refinancing pursuant to a New Buyer Event as contemplated by, and in accordance with the terms of, Section 2.8) (Subordinated Principal Obligations in excess of the Subordinated Cap being the “Excess Subordinated Principal Obligations”), plus

(b) accrued but unpaid interest, commitment, facility, utilization, and other analogous fees and, if applicable, prepayment premiums on the Subordinated Principal Obligations referred to in clause (a) (at rates not in excess of three percent (3%) above the rates provided for under the Subordinated Loan Agreement as in effect on the date hereof), plus

(c) all fees, expenses, premium (if any), reimbursement obligations, and other amounts of a type not referred to in clause (a) or (b) payable in respect of the amounts referred to in clauses (a) and (b), in each case payable pursuant to the Subordinated Loan Documents; provided that the Subordinated Cap shall not apply to any Subordinated Debt other than Capped Obligations.

For purposes of this definition, all payments of Subordinated Principal Obligations (for the avoidance of doubt, excluding repayments of Subordinated Principal Obligations made in connection with a refinancing pursuant to a New Buyer Event as contemplated by, and in accordance with the terms of, Section 2.8) will be deemed to be applied first to reduce the Subordinated Principal Obligations referred to in clause (a)(1) and thereafter to reduce any Excess Subordinated Principal Obligations.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Loan Documents.

“Subordinated Debt Default Notice” shall mean a written notice from Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice states that it is a “Subordinated Debt Default Notice” hereunder.

“Subordinated Loan Agreement” shall have the meaning assigned thereto in the recitals and shall include, for the avoidance of doubt, any applicable loan agreement the proceeds of which are used to refinance in full an existing Subordinated Loan Agreement (thereby replacing the existing Subordinated Loan Agreement for all purposes of this Agreement) and pursuant to which a New Buyer or an affiliate thereof that has become a party to this agreement pursuant to an Adoption Agreement extends Subordinated Debt to the Company in connection with a New Buyer Event.

“Subordinated Loan Documents” shall mean the Subordinated Loan Agreement, any related guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and excluding, for the avoidance of doubt, any applicable merger or other acquisition agreement (and related documentation) in relation to the acquisition of the Company by the Subordinated Creditor (or an affiliate thereof).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s lien on or security interest in any Collateral is governed by the Uniform Commercial Code or other applicable body of law as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code or other applicable body of law as in effect in such other jurisdiction for purposes of the provisions of this Agreement, if any, relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2.	Subordination.

2.1 Payment Subordination of Subordinated Debt to Senior Debt. The parties hereto hereby covenant and agree, notwithstanding anything to the contrary contained in any of the Senior Loan Documents or Subordinated Loan Documents, that (i) the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap), and (ii) the payment of any and all of the Excess Senior Debt constituting Capped Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap), (iii) the payment of any and all of the Excess Subordinated Debt constituting Capped Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Excess Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement; each holder of Subordinated Debt, whether such Subordinated Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Subordinated Debt in reliance upon the provisions contained in this Agreement.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company:

(a) All Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution (other than Permitted Payments), whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt. All Subordinated Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to holders of Senior Debt on account of any Excess Senior Debt constituting Capped Obligations. All Excess Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Excess Subordinated Debt.

(b) Any Distribution (other than Permitted Payments), whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Loan Documents) until all Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions. Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Excess Senior Debt constituting Capped Obligations shall be paid or delivered directly to Subordinated Creditor (to be held and/or applied by Subordinated Creditor in accordance with the terms of the Subordinated Loan Documents) until all Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents shall have been terminated. Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Excess Subordinated Debt constituting Capped Obligations shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Loan Documents) until all Excess Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

(c) Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any perfected lien or security interest securing the Senior Debt.

(d) Subordinated Creditor agrees that Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Company on such terms and conditions and in such amounts as Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Company may grant to Agent and Senior Lenders liens and security interests upon all of the property of the Company (which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the Collateral), so long as (A) Subordinated Creditor otherwise retains its lien on the Collateral junior and subordinate to the lien on the Collateral of the Agent securing the Senior Debt and all other financing provided by Senior Lenders during such Proceeding and (B) Subordinated Creditor may seek adequate protection as permitted by Section 2.2(f).

(e) Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent and Senior Lenders have consented to such sale or disposition, so long as (i) pursuant to court order, the liens of Subordinated Creditor attach to the net proceeds of the disposition with the same priority and validity as the liens held by Subordinated Creditor on such Collateral, and the liens remain subject to the terms of this Agreement, (ii) the proceeds of a disposition of Collateral received by Agent and Senior Lenders in excess of those necessary to achieve the discharge of Senior Debt, up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations, are distributed in accordance with the UCC and applicable law, or (iii) the net cash proceeds of the disposition that are applied to Senior Debt permanently reduce the Senior Debt pursuant to Section 2.2 or if not so applied, are subject to the rights of Subordinated Creditor to object to any further use. Subject to the provisions of Section 2.4 (c) (iv), Subordinated Creditor shall not be deemed to have waived any rights to credit bid on the Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code. Subordinated Creditor may object to any disposition of Collateral that could be raised in a Proceeding by unsecured creditors generally provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Subordinated Creditor as a secured creditor (without limiting the foregoing, Subordinated Creditor may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any bankruptcy law)).

(f) Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent; provided that in any Proceeding, (i) if the Agent on behalf of the Senior Lenders is granted adequate protection in the form of a lien on additional or replacement Collateral, Subordinated Creditor may seek or request adequate protection (and the Agent and the Senior Lenders hereby agree not to oppose) in the form of a lien on additional or replacement Collateral, which lien will be subordinated to the liens securing the Senior Debt on the same basis as the other liens securing the Subordinated Debt are subordinated to the liens securing Senior Debt under this Agreement, and (ii) if the Senior Lenders are receiving periodic cash payments of post-petition interest due under the Senior Loan Documents, Subordinated Creditor may seek (and the Agent and the Senior Lenders hereby agree not to oppose) and, subject to the terms below and the other terms of this Agreement, retain periodic cash payments of post-petition interest at the non-default rate specified in the Subordinated Loan Documents (“Second lien Adequate Protection Payments”). If Subordinated Creditor receives Second lien Adequate Protection Payments before the discharge of Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations, then upon the effective date of any plan of reorganization or the conclusion or dismissal of any Proceeding, Subordinated Creditor will pay over to Agent pursuant to Section 2.2(a), an amount equal to the lesser of (x) the Second lien Adequate Protection Payments received by Subordinated Creditor and (y) the amount necessary to discharge the Senior Debt. Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(g) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

(h) The Senior Debt shall continue to be treated as senior debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3 Payment Restrictions. Notwithstanding the terms of the Subordinated Loan Documents, the Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution (other than Permitted Payments) with respect to the Subordinated Debt until the Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated. Notwithstanding the terms of the Senior Loan Documents, the Company hereby agrees that it may not make, and Agent, for itself and on behalf of Senior Lenders, hereby agrees that it will not accept, any Distribution with respect to the Excess Senior Debt constituting Capped Obligations until the Subordinated Debt is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents have terminated. Notwithstanding the terms of the Subordinated Loan Documents, the Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Excess Subordinated Debt until the Excess Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated.

2.4 Subordinated Debt Standstill Provisions.

(a) Subject to Sections 2.4(b) and (c), until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt. Any Distributions (other than Permitted Payments) or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of this Agreement shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

(b) Notwithstanding Section 2.4(a), Subordinated Creditor may commence an Enforcement Action or exercise rights with respect to a lien securing Subordinated Debt if:

(i) 180 days have elapsed since Subordinated Creditor notified Agent that the Subordinated Debt was due in full as a result of acceleration or otherwise (the “Standstill Period”);

(ii) Agent is not then diligently pursuing an Enforcement Action with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise;

(iii) any acceleration of the Subordinated Debt has not been rescinded; and

(iv) no Company then is a debtor in a Proceeding.

(c) Notwithstanding Section 2.4(a), Subordinated Creditor may:

(i) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension, provided that Subordinated Creditor hereby agrees that it shall not propose, vote in favor of, or otherwise support any such plan that violates the payment and lien priorities of this Agreement.), and make other filings, arguments, and motions, with respect to the Subordinated Debt and the Collateral in any Proceeding commenced by or against any Company, in each case to the extent not inconsistent with the payment and lien priorities and other terms of this Agreement;

(ii) take action to create, perfect, preserve, or protect its lien on the Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of liens on the Collateral securing the Senior Debt or Agent’s or Senior Lenders’ rights to exercise remedies;

(iii) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of Subordinated Debt or a lien securing Subordinated Debt;

(iv) join (but not exercise any control over) a judicial foreclosure or lien enforcement proceeding with respect to the Collateral initiated by Agent or Senior Lenders, to the extent that such action could not reasonably be expected to interfere materially with the enforcement proceeding or Enforcement Action taken by the Agent or the Senior Lenders, but Subordinated Creditor may not receive any proceeds thereof unless expressly permitted under this Agreement; and

(v) bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any Agent, or any sale of Collateral during a Proceeding; provided that such bid may not include a “credit bid” in respect of any Subordinated Debt unless the proceeds of such bid are otherwise sufficient to cause the payment in full in cash of Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that is not Capped Obligations.

2.5 Incorrect Payments. If any Distribution (other than Permitted Payments) on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Loan Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full. If any Distribution on account of Excess Senior Debt not permitted to be accepted by holders of Senior Debt under this Agreement is made and received by any such holder, such Distribution shall be held in trust by such holder for the benefit of Subordinated Creditor and shall be promptly paid over to Subordinated Creditor for application (in accordance with the Subordinated Loan Documents) to the payment of the Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) then remaining unpaid, until all of the Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) is paid in full.

2.6 Subordination of liens and Security Interests; Agreement Not to Contest; Agreement to Release liens.

(a) Regardless of the time, manner or order of perfection, or the validity or perfection of, of any such liens and security interests: (i) any lien on Collateral securing any Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations will at all times be senior and prior in all respects to any lien on such Collateral securing any Subordinated Debt, and any lien on Collateral securing any Subordinated Debt will at all times be junior and subordinate in all respects to any lien on such Collateral securing any Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations; (ii) any lien on Collateral securing any Senior Debt that is not included in the Capped Obligations will at all times be senior and prior in all respects to any lien on such Collateral securing any Subordinated Debt, and any lien on Collateral securing any Subordinated Debt will at all times be junior and subordinate in all respects to a lien on such Collateral securing any Senior Debt that is not included in the Capped Obligations; (iii) any lien on Collateral securing any Excess Senior Debt will at all times be senior and prior in all respects to any lien on such Collateral securing any Excess Subordinated Debt, and any lien on Collateral securing any Excess Subordinated Debt will at all times be junior and subordinate in all respects to a lien on such Collateral securing any Excess Senior Debt; and (iv) the lien on Collateral securing any Senior Debt comprised of Capped Obligations in excess of the Senior Cap will have the priority set forth in Section 2.6(b).

(b) All liens securing Subordinated Debt up to the Subordinated Cap with respect to the Capped Obligations and in their entirety with respect to Subordinated Debt that are not Capped Obligations will be senior in all respects and prior to any lien on the Collateral securing any Excess Senior Debt (but only with respect to such excess amounts), and all liens securing any Excess Senior Debt will be junior and subordinate in all respects to any lien securing Subordinated Debt up to the Subordinated Cap with respect to the Capped Obligations and in their entirety with respect to Subordinated Debt that are not Capped Obligations. Nothing in clauses (a) and (b) of this Section 2.6 will be deemed a waiver of any default or event of default under the Subordinated Loan Documents or the Senior Loan Documents resulting from (x) the incurrence of Senior Debt comprised of Capped Obligations in excess of the Senior Cap or the grant of liens under the Senior Loan Documents securing any such excess amounts, or (y) the incurrence of Subordinated Debt comprised of Capped Obligations in excess of the Subordinated Cap or the grant of liens under the Subordinated Loan Documents securing any such excess amounts.

(c) Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt; Agent, on behalf of itself and each Senior Lender, agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Subordinated Debt or the perfected liens and security interests of Subordinated Creditor in the Collateral securing the Subordinated Debt.

(d) In the event that Agent or Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6(d).

(e) Agent acknowledges that applicable provisions of the UCC may require, in order to properly perfect Subordinated Creditor’s security interest in the Collateral securing the Subordinated Debt, that Agent possess or control certain of such Collateral, and may require the execution of control agreements in favor of Agent concerning such Collateral. In order to help ensure that Subordinated Creditor’s security interest in such Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Agent agrees to hold both for itself and Senior Lenders and, to hold as “bailee-in possession” solely for the purposes of perfection and without incurring any duties, obligations or liabilities whatsoever to Subordinated Creditor as a result thereof or with respect thereto, for the benefit of Subordinated Creditor, any such Collateral, and agrees that the intent of this “bailee-in possession” arrangement is for the purpose of perfecting Subordinated Creditor’s lien in such Collateral in accordance with applicable law.

(f) The parties hereto agree that it is their intention that the Collateral securing the Senior Debt and the Subordinated Debt be identical. The parties hereto agree that the Company shall not grant or permit any additional Liens on any asset to secure any Subordinated Debt unless the Company grants a Lien on such asset to secure the Senior Debt concurrently with the grant of a Lien thereon in favor of the Subordinated Creditor. To the extent that the foregoing provision is not complied with for any reason, without limiting any other rights and remedies available to the Agent and the Senior Lenders, Subordinated Creditor agrees that any amounts received by or distributed to the Subordinated Creditor pursuant to or as a result of Liens granted in contravention of this Section 2.6(f) shall be subject to Sections 2.2 and 2.5.

2.7 Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have been terminated.

2.8 Sale, Transfer or other Disposition of Subordinated Debt.

(a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer (each a “Transfer”) all or any portion of the Subordinated Debt or any Subordinated Loan Document; provided that (x) Subordinated Creditor may Transfer the Subordinated Debt and the Subordinated Loan Documents to a New Buyer or an affiliate thereof, on or after the occurrence of a New Buyer Event and/or (y) in connection with any New Buyer Event the existing Subordinated Debt may be refinanced in full, and, for purposes of the foregoing clauses (x) and (y), upon such Transfer or refinancing, as the case may be, the applicable New Buyer or an affiliate thereof shall, as a condition to such Transfer or refinancing, execute and deliver to Agent and the Credit Parties an Adoption Agreement to Subordination and Intercreditor Agreement in the form of Exhibit A (the “Adoption Agreement”).

(b) The subordination effected hereby shall survive any Transfer or refinancing of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.

2.9 Legends. Until the termination of this Agreement in accordance with Section 16 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Loan Agreement, as well as any renewals or replacements thereof, the following legend:

“The rights and obligations evidenced hereby and by the other Loan Documents are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), among Borrower, Agent and EICF Agent LLC, to the indebtedness (including interest) owed by the Credit Parties pursuant to that certain Term Loan, Guarantee and Security Agreement, dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Borrower, the lenders party thereto and EICF Agent LLC, and Agent and each Lender irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.”

3. Modifications.

3.1 Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Agent and Senior Lenders shall not, without the prior written consent of Subordinated Creditor, agree to any such amendment, modification or supplement that would increase the amount of principal of the Senior Debt (other than by compounding of interest accruing thereunder) to an amount in excess of the Senior Cap.

3.2 Modifications to Subordinated Loan Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents that would (i) increase the amount of principal of the Subordinated Debt (other than by compounding of interest accruing thereunder) to an amount in excess of $35,000,000, (ii) increase the rate of interest accruing on such principal, (iii) shorten the maturity date of the Subordinated Debt, (iv) amend, modify or supplement Sections 6.1 or 7.1 of the Subordinated Loan Agreement, or (v) make any other modification that would be adverse to the Agent or the Senior Lenders.

4. Waiver of Certain Rights by Subordinated Creditor.

4.1 Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

4.2 Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Loan Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral. The Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full. In exercising rights and remedies with respect to the Collateral, the Agent and Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Agent shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

5. Representations and Warranties.

5.1 Representations and Warranties of Subordinated Creditor. Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) Subordinated Creditor is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Loan Documents and the Subordinated Debt.

5.2 Representations and Warranties of Agent. Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Loan Documents, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution (other than Permitted Payments) received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7. Modification. Any modification of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and any waiver of any provision of this Agreement or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the party against which such waiver or consent is to be enforced, and in each case, any such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Equilon Enterprises LLC d/b/a Shell Oil Products US

150 North Dairy Ashford Road

Houston, Texas 77079

Attention: Troy Eberhart

Telephone: (281) 216-4611

With a copy to:

Norton Rose Fulbright US LLP

555 California Street, Suite 3300

San Francisco, California 94104

Attention: Lior Nuchi

Telephone: (628) 231-6817

If to the Company:

c/o Volta, Inc.

155 De Haro Street

San Francisco, CA 94103

Attention: Michelle Kley

Telephone: (415) 583-3805

With a copy to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attention: Michael Dorf

Telephone: (415) 616-1246

If to Agent or Senior Lenders:

EICF AGENT LLC

600 3rd Avenue, 38th Floor

New York, New York 10016

Attention: Harry Giovani

Telephone: 212-899-9714

With a copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, New York 10020

Attention: Anthony DiGiacomo

Telephone: 212-655-2530

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Company. To the extent permitted under the Senior Loan Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Company, Agent and Senior Lenders and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Company.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Loan Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

17. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

18. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MANHATTAN, NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND SUBORDINATED LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20. Consent. Agent and Senior Lenders acknowledge and consent to the incurrence of the Subordinated Debt and Company’s (and other Credit Parties’) entry into the Subordinated Loan Documents.

21. Adoption Agreement. At any time after the date of this Agreement, one or more additional New Buyers (or an affiliate thereof) may become party hereto by executing and delivering to Agent an Adoption Agreement as contemplated by Section 2.8(a). Immediately upon such execution and delivery of such Adoption Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Subordinated Creditor” and have all of the rights and obligations of a Subordinated Creditor hereunder and this Agreement shall be deemed amended by such Adoption Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the Subordinated Creditor, Agent and the Company have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US, a Delaware limited liability company

By	/s/ Barbara Stoyko
	Name:	Barbara Stoyko
	Title:	Vice President - Mobility

AGENT:

EICF AGENT LLC, a Delaware limited liability company

By	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Authorized Signatory

[Intercreditor Agreement]

COMPANY:

VOLTA CHARGING, LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA INC., a Delaware corporation

By	/s/ Vince Cubbage
	Name:	Vince Cubbage
	Title:	Interim Chief Executive Officer

VOLTA MEDIA LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA CHARGING SERVICES LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[Intercreditor Agreement]

EXHIBIT A

ADOPTION AGREEMENT

TO SUBORDINATION AND INTERCREDITOR AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed as of [___], 2023 by the undersigned (the “New Buyer”) and being delivered to Agent. Reference is made to that certain Subordination and Intercreditor Agreement, dated as of January 17, 2023 (the “Agreement”), by and among Equilon Enterprises LLC d/b/a Shell Oil Products US, a Delaware limited liability company (“Subordinated Creditor”), Volta Charging, LLC, a Delaware limited liability company (“Volta Charging”), Volta Inc., a Delaware corporation (“Parent”), Volta Media LLC, a Delaware limited liability company (“Volta Media”), Volta Charging Services LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging, Parent and Volta Media, “Borrower”) and EICF Agent LLC (“Agent”), as such Agreement may be amended, supplemented, and/or restated from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.

By the execution of this Adoption Agreement, the New Buyer agrees as follows:

1.1 Acknowledgement. New Buyer acknowledges receipt of a copy of the Agreement and acknowledges that New Buyer will be, on or about the date hereof and upon acquisition of any Subordinated Debt, a Subordinated Creditor for all purposes of the Agreement and bound by all terms of the Agreement applicable to a Subordinated Creditor.

1.2 Agreement. New Buyer hereby (a) agrees that the Subordinated Debt, and any other Subordinated Debt that New Buyer has acquired prior to the date hereof and/or acquires after the date hereof, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if New Buyer were originally a party thereto as a Subordinated Creditor thereunder.

1.3 Notices. Any notice required or permitted by the Agreement shall be given to New Buyer at the address or facsimile number listed below New Buyer’s signature hereto.

(Signature page follows)

A-1

NEW BUYER:
[______]

By:
Name:
Title:

Address for Notices:

ACCEPTED AND AGREED:

AGENT:
EICF AGENT LLC

By:
Name:
Title:	Authorized Signatory

A-2